Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of LyondellBasell Industries N.V. (the company) on Form 10-K for the period ended December 31, 2025, as furnished to the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: February 20, 2026
/s/ Peter Vanacker
Peter Vanacker
Chief Executive Officer

/s/ Agustin Izquierdo
/s/ Agustin Izquierdo
Agustin Izquierdo
Executive Vice President and Chief Financial Officer